UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2024

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on April 4, 2024, Bio-Path Holdings, Inc. (the “Company”), entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent, pursuant to which the Company may offer and sell shares of the Company’s common stock, par value $0.001 per share, from time to time in an at-the-market public offering. On April 4, 2024, the Company filed a prospectus supplement (the “Prior ATM Prospectus Supplement”) relating to the offering and sale of common stock having an aggregate offering price of up to $2,000,000 under the ATM Agreement. Prior to the date of this Current Report on Form 8-K, the Company sold 436,511 shares of its common stock pursuant to the ATM Agreement for aggregate gross proceeds of approximately $2.0 million. Effective as of April 19, 2024, the continuous offering under the Prior ATM Prospectus Supplement was terminated.

The Company has determined to increase the amount available for sale under the ATM Agreement, up to an additional aggregate offering price of $1,107,871, which will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-265282), which was initially filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2022 and declared effective on June 14, 2022, and a prospectus supplement and the accompanying prospectus relating to the at-the-market offering filed with the SEC on April 19, 2024 (the “New ATM Prospectus Supplement”).

The Company is not obligated to sell any shares of common stock under the ATM Agreement. Subject to the terms and conditions of the ATM Agreement, Wainwright will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Capital Market to sell shares of common stock from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Under the ATM Agreement, Wainwright may sell shares of common stock by any method deemed to be an “at the market” offering as defined in Rule 415 under the U.S. Securities Act of 1933, as amended, or any other method permitted by law, including in privately negotiated transactions. Because there is no minimum offering amount required pursuant to the ATM Agreement, the total number of shares of common stock to be sold under the ATM Agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company currently intends to use the net proceeds from this offering for working capital and general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock under the ATM Agreement, nor shall there be any sale of such shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the opinion of Winstead PC relating to the legality of the issuance and sale of shares of common stock that may be sold pursuant to the ATM Agreement and the New ATM Prospectus Supplement is attached hereto as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
5.1	Opinion of Winstead PC
23.1	Consent of Winstead PC (included in Exhibit 5.1)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: April 19, 2024	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer